UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 14, 2000
                                  -------------
                Date of Report (Date of earliest event reported)

                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

            0-14671                                   59-2335075
    (Commission File Number)              (IRS Employer Identification No.)

          450 South Australian Avenue
           West Palm Beach, Florida                       33401
   (Address of principal executive offices)             (Zip Code)

                                 (561) 655-8511
               Registrant's Telephone Number, Including Area Code

Item 5.  Other Events

         Republic Security Financial Corporation issued a press release announcing net income of $5.2 million or $0.11 diluted earnings per common share for the three months ended June 30, 2000 compared to net income of $8.5 million or $0.17 diluted earnings per common share for the three months ended June 30, 1999. Net income was $12.9 million or $0.26 diluted earnings per common share for the six months ended June 30, 2000 compared to net income of $14.0 million or $0.27 diluted earnings per common share for the six months ended June 30, 1999. Earnings, excluding merger related expenses, for the six months ended June 30, 1999 were $16.4 million or $0.32 diluted earnings per common share.

         The press release issued by the Registrant described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this report which are not historical facts contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a certain number of uncertainties and risks, which could cause future results to differ materially from those anticipated by such statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of the Business Acquired

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable

         (c)      Exhibits

                  99.1 - Press Release dated July 14, 2000

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     REPUBLIC SECURITY FINANCIAL CORPORATION
                                     (Registrant)

Date: July 14, 2000                  /s/ Mark P. Snelling
      -------------                  ----------------------------------------
                                     Mark P. Snelling
                                     Controller

                                 EXHIBIT INDEX

EXHIBIT                DESCRIPTION
-------                -----------
 99.1                  Press Release dated July 14, 2000